Exhibit 99.1

Radius Global Infrastructure Reports 2022 Financial Results

Revenue Increased 31% YoY

NEW YORK – March 1, 2023 – Radius Global Infrastructure, Inc. (Nasdaq: RADI) (“Radius” or the “Company”), one of the largest international owners and acquirors of real property interests and contractual rights underlying essential digital infrastructure assets, today reported financial results for the quarter and year ended December 31, 2022.

Bill Berkman, Co-Chairman and CEO of Radius Global Infrastructure, commented:

“We are pleased to report record revenue of $135.5 million in 2022, up 31% from 2021, with gross profit increasing to $128.5 million, up 27% over the prior year. In 2022 our outstanding team of originators helped us to acquire communication sites through cash investments in real property interest and related intangible assets of $520.7 million, resulting in Acquisition Capex1 of $531.1 million generating $37.5 million of annual rent. The acquisition of annual rent produced a yield of 6.4% on a net growth spend basis, inclusive of origination selling, general and administrative expenses.

In the fourth quarter, we increased revenue by 28% year-over-year, which included net organic growth of 4.7% from the existing portfolio on a constant currency basis, driven by our contractual inflation-linked rent escalators of 5.1%. We also grew Annualized In-Place Rents by 34% to a record $157.6 million. These high quality, primarily triple net and inflation-protected cash flow streams underlying mission-critical communications sites, combined with approximately $330 million of liquidity currently available to deploy for making additional accretive acquisitions, allows us to continue to execute our digital infrastructure aggregation strategy in 2023 and beyond.”

QUARTERLY RESULTS

Revenue increased 28% to $37.0 million for the three months ended December 31, 2022, as compared to revenue of $29.0 million for the three months ended December 31, 2021. The increase was primarily attributable to the additional revenue streams from investments in real property interests made during the past year, partially offset by unfavorable foreign exchange rate effects as compared with the fourth quarter of 2021.

Gross Profit rose 24% to $34.6 million during the three months ended December 31, 2022, as compared to gross profit of $27.9 million in the corresponding prior year period, while the Company generated a gross profit (or ground cash flow) margin of approximately 94% during the three months ended December 31, 2022. Ground cash flow margin has been impacted by expenses associated with fee simple interests acquired, primarily for property taxes.

Annualized In-Place Rents (“AIPR”) increased to $157.6 million as of December 31, 2022, an increase of $39.7 million or 34% over AIPR of $117.9 million as of December 31, 2021. On a constant currency basis, AIPR would have increased 40% year-over-year to $165.3 million as of December 31, 2022.

[1]	Please see page 10 for a definition of Acquisition Capex and reconciliation to Investments in Real Property Interests and Related Intangible Assets, the most comparable GAAP measure.

FULL-YEAR RESULTS

Revenue increased 31% to $135.5 million for the year ended December 31, 2022, as compared to revenue of $103.6 million for the year ended December 31, 2021.

Gross Profit rose 27% to $128.5 million in the year ended December 31, 2022, as compared to gross profit of $101.1 million in the prior year.

Investments in Real Property Interests and Related Intangible Assets, as identified in the Company’s Consolidated Statements of Cash Flows, was $520.7 million and $469.7 million for the year ended December 31, 2022 and 2021, respectively. This represented an increase of $51.0 million, or 11%, for the year ended December 31, 2022 over the prior year.

Acquisition Capex was $531.1 million and $474.0 million for the year ended December 31, 2022 and 2021, respectively, or an increase of $57.1 million, or 12%, for the year ended December 31, 2022 over the prior year.

Please refer to the GAAP financial disclosures and reconciliations to non-GAAP financial measurement set forth below and in the Company’s Form 10-K for the year ended December 31, 2022 The Company pays for its acquisitions of real property (and other) interests either with a one-time payment at the time of acquisition or, under certain circumstances, with a combination of upfront payments and future contractually committed payments over a period of time, in each case pursuant to the individual acquisition agreement. In the Condensed Consolidated Statements of Cash Flows, the one-time and upfront cash payments are reported as Investments in Real Property Interests and Related Intangible Assets. The total cash spent and the commitment for future payments in any given period for the acquisition of real property (and other) interests, adjusted for changes in foreign currency, is our Acquisition Capex. Acquisition Capex is a non-GAAP metric, albeit one the Company believes is valuable to readers of the Company’s financial statements in assessing the Company’s financial performance and growth. Please refer to the table below for a full reconciliation of Investments in Real Property Interests and Related Intangible Assets to Acquisition Capex.

LIQUIDITY

As of December 31, 2022, Radius had $353.5 million of total cash and cash equivalents, restricted cash, and short-term investments. Of this amount, approximately $330 million was available to deploy for asset acquisitions. Radius also had $1.3 billion of available uncommitted borrowing capacity under various debt facilities in addition to the ability to access the worldwide credit and capital markets, subject to market conditions, in order to issue additional debt or equity if needed or desired.

FINANCING TRANSACTIONS

The summary below presents significant financing activities that occurred in 2022.

•

In January 2022, Radius borrowed €225 million ($257.5 million as of the funding date) of the €750 million available under a new financing facility that Radius entered into in December 2021. The initial borrowing accrues interest at a fixed annual rate of approximately 3.2%, which is payable quarterly and will mature in January 2030.

•

In April 2022, Radius borrowed $165 million under a new credit facility that matures in April 2027. Radius used the proceeds of this new facility to repay amounts outstanding under an existing credit facility that was scheduled to mature in October 2023. The initial borrowing accrues interest at a fixed annual rate of approximately 3.64%, which will be payable monthly. This compares to a cash pay interest rate of 4.25% under the previous credit facility. Concurrent with the closing of the transaction, Radius received an ‘A’ rating from Fitch for the facility, which has a leverage cap of 9.75x eligible annual cash flow (defined as Annualized In-Place Rents less a servicing fee), as compared to 7.75x under the previous credit facility.

OUTLOOK FOR 2023

Based on the current pipeline of investment opportunities, management is targeting the deployment of at least $400 million of Acquisition Capex in 2023. As the Company has previously noted, there may be quarterly variability in the amount of capital deployed.

About the Company

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators as part of their infrastructure required to deliver a wide range of services.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, Acquisition Capex, plans and objectives, including with respect to capital allocation and other financial and organizational matters. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may”, “will,” “in 2023 and beyond,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our subsequent filings under the Exchange Act.

Contacts

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in USD thousands, except share and per share amounts)

	Successor			Predecessor
	Year ended December 31, 2022	Year ended December 31, 2021	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to February 9, 2020
Revenue	$135,456	$103,609	$62,923	$6,836
Cost of service	6,949	2,493	619	34

Gross profit	128,507	101,116	62,304	6,802

Operating expenses:
Selling, general and administrative	96,572	73,154	60,565	4,344
Share-based compensation	20,989	15,802	83,421	—
Amortization and depreciation	79,321	64,440	43,005	2,584
Impairment—decommissions	3,950	2,998	1,975	530

Total operating expenses	200,832	156,394	188,966	7,458

Operating loss	(72,325)	(55,278)	(126,662)	(656)

Other income (expense):
Realized and unrealized gain (loss) on foreign currency debt	66,140	33,656	(40,434)	11,500
Interest expense, net	(67,167)	(47,365)	(25,201)	(3,623)
Other income (expense), net	4,445	(992)	1,916	(277)
Gain on extinguishment of debt	931	—	1,264	—

Total other income (expense), net	4,349	(14,701)	(62,455)	7,600

Income (loss) before income tax expense (benefit)	(67,976)	(69,979)	(189,117)	6,944
Income tax expense (benefit)	(3,948)	(327)	2,825	767

Net income (loss)	(64,028)	(69,652)	(191,942)	$6,177

Net loss attributable to noncontrolling interest	(3,341)	(4,757)	(9,851)

Net loss attributable to stockholders	(60,687)	(64,895)	(182,091)
Stock dividend payment to holders of Series A Founders Preferred Stock	(40,832)	(31,391)	—

Net loss attributable to common stockholders	$(101,519)	$(96,286)	$(182,091)

Loss per common share:
Basic and diluted	$(1.08)	$(1.35)	$(3.12)
Weighted average common shares outstanding:
Basic and diluted	93,756,936	71,083,353	58,425,000

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in USD thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$224,258	$456,146
Restricted cash	1,971	2,085
Short-term investments	39,205	—

Total cash, cash equivalents, restricted cash, and short-term investments	265,434	458,231
Trade receivables, net	8,200	7,933
Prepaid expenses and other current assets	28,773	20,685

Total current assets	302,407	486,849

Real property interests, net:
Right-of-use assets - finance leases, net	379,052	301,865
Telecom real property interests, net	1,569,676	1,174,186

Real property interests, net	1,948,728	1,476,051
Intangible assets, net	12,121	7,914
Property and equipment, net	1,241	1,789
Goodwill	80,509	80,509
Deferred tax asset	306	160
Restricted cash, long-term	88,054	173,962
Other long-term assets	20,124	9,701

Total assets	$2,453,490	$2,236,935

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$48,767	$36,995
Rent received in advance	26,551	24,485
Finance lease liabilities, current	15,589	10,567
Telecom real property interest liabilities, current	7,975	3,828

Total current liabilities	98,882	75,875
Finance lease liabilities	22,277	24,766
Telecom real property interest liabilities	4,483	12,884
Long-term debt, net of debt discount and deferred financing costs	1,503,352	1,272,225
Deferred tax liability	131,229	62,296
Other long-term liabilities	10,473	5,231

Total liabilities	1,770,696	1,453,277

Commitments and contingencies
Stockholders’ equity:
Series A Founder Preferred Stock, $0.0001 par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Series B Founder Preferred Stock, $0.0001 par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Class A Common Stock, $0.0001 par value; 1,590,000,000 shares authorized; 95,283,563 and 92,159,612 shares issued and outstanding as of December 31, 2022 and 2021, respectively	10	9
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 12,795,694 and 11,551,769 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	1,060,055	1,038,740
Accumulated other comprehensive loss	(85,936)	(27,784)
Accumulated deficit	(338,819)	(278,132)

Total stockholders’ equity attributable to Radius Global Infrastructure, Inc.	635,310	732,833
Noncontrolling interest	47,484	50,825

Total liabilities and stockholders’ equity	$2,453,490	$2,236,935

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in USD thousands)

	Successor			Predecessor
	Year ended December 31, 2022	Year ended December 31, 2021	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to February 9, 2020
Cash flows from operating activities:
Net income (loss)	$(64,028)	$(69,652)	$(191,942)	$6,177
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization and depreciation	79,321	64,440	43,005	2,584
Amortization of finance lease and telecom real property interest liabilities discount	1,458	1,380	1,279	213
Impairment - decommissions	3,950	2,998	1,975	530
Realized and unrealized loss (gain) on foreign currency debt	(66,140)	(33,656)	40,434	(11,500)
Amortization of debt discount and deferred financing costs	6,201	1,923	192	280
Provision for bad debt expense	223	682	323	26
Share-based compensation	20,989	15,802	83,421	—
Deferred income taxes	(11,232)	(3,350)	(962)	339
Gain on extinguishment of debt	(931)	—	(1,264)	—
Change in assets and liabilities:
Trade receivables, net	(1,408)	(1,961)	(53)	(682)
Prepaid expenses and other assets	(9,240)	(6,485)	(5,911)	935
Accounts payable, accrued expenses and other long-term liabilities	22,035	7,201	(15,316)	(4,605)
Rent received in advance	5,723	6,184	2,282	2,251

Net cash used in operating activities	(13,079)	(14,494)	(42,537)	(3,452)

Cash flows from investing activities:
Cash paid in APW Acquisition, net of cash acquired	—	—	(277,065)	—
Investments in real property interests and related intangible assets	(520,681)	(469,725)	(175,665)	(5,064)
Advance deposits made for real property interest investments	(12,956)	—	—	—
Proceeds from sales of real property interests	573	—	—	—
Purchases of short-term investments	(39,003)	—	—	—
Purchases of property and equipment	(549)	(987)	(1,049)	(40)
Payment (advances) on note receivable, net	—	—	17,500	(17,500)

Net cash used in investing activities	(572,616)	(470,712)	(436,279)	(22,604)

Cash flows from financing activities:
Borrowings under debt agreements	427,003	587,735	163,720	—
Repayments of term loans and other debt	(112,129)	(237)	(48,065)	(250)
Purchase of capped call options	—	(33,221)	—	—
Debt issuance costs	(12,730)	(15,352)	(3,721)	—
Proceeds from issuance of common stock, net of issuance costs	—	191,461	—	—
Proceeds from exercises of stock options and warrants	327	188,871	—	—
Repayments of finance lease and telecom real property interest liabilities	(14,888)	(16,464)	(12,081)	(3,149)

Net cash provided by (used in) financing activities	287,583	902,793	99,853	(3,399)

Effect of foreign currency exchange rates on cash and cash equivalents and restricted cash	(19,798)	(842)	5,783	(232)

Net change in cash and cash equivalents and restricted cash	(317,910)	416,745	(373,180)	(29,687)
Cash and cash equivalents and restricted cash at beginning of period	632,193	215,448	588,628	78,046

Cash and cash equivalents and restricted cash at end of period	$314,283	$632,193	$215,448	$48,359

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$60,550	$41,659	$22,574	$4,684
Cash paid for income taxes	$3,582	$2,321	$2,748	$1,112

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We use certain additional financial measures not defined by GAAP that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as revenue, gross profit, operating income and net cash provided by operating activities. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for non-cash impairment—decommissions expense, realized and unrealized gains and losses on foreign currency debt, realized and unrealized foreign exchange gains/losses associated with non-debt transactions and balances denominated in a currency other than the functional currency, share-based compensation expense and transaction-related costs recorded in selling, general and administrative expenses incurred for incremental business acquisition pursuits (successful and unsuccessful) and related financing and integration activities. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

(in thousands)	Year Ended December 31, 2022	Year Ended December 31, 2021
(unaudited)
Net loss	$(64,028)	$(69,652)
Amortization and depreciation	79,321	64,440
Interest expense, net	67,167	47,365
Income tax benefit	(3,948)	(327)

EBITDA	78,512	41,826
Impairment - decommissions	3,950	2,998
Realized/unrealized gain on foreign currency debt	(66,140)	(33,656)
Share-based compensation expense	20,989	15,802
Non-cash foreign currency adjustments	4,569	2,430
Transaction-related costs	7,365	1,836

Adjusted EBITDA	$49,245	$31,236

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. Our payments for acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each real property interest agreement. In all cases, we contractually acquire all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool, because it excludes certain fixed and variable costs related to our selling, marketing, data accumulation, legal and underwriting activities included in selling, general and administrative expenses in the consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in the consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection with the acquisition of these assets during the period. The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets”, which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

(in thousands)	Year Ended December 31, 2022	Year Ended December 31, 2021
(unaudited)
Investments in real property interests and related intangible assets	$520,681	$469,725
Committed contractual payments for investments in real property interests and intangible assets	17,277	21,162
Foreign exchange translation impacts and other	(6,878)	(16,899)

Acquisition Capex	$531,080	$473,988

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in-place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired. Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue. As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue”, which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites or other digital infrastructure and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

(in thousands)	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenue for year ended December 31	$135,456	$103,609
Annualized in-place rents as of December 31	$157,553	$117,924